                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 FIREPOND, INC.
                (Name of Registrant as Specified In Its Charter)

                                 FIREPOND, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                 FIREPOND, INC.
                               890 WINTER STREET
                               WALTHAM, MA 02451

                                                                October   , 2001

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of Firepond, Inc. (the "Company") to be held on Monday, October 29, 2001, at 8:00 a.m. eastern time, at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109 (the "Special Meeting").

     The Special Meeting has been called for the purpose of (i) considering and voting upon an amendment to the Company's certificate of incorporation to effect a reverse stock split of Firepond's outstanding common stock of not less than 1-for-3 and not more than 1-for-10 with the Board of Directors having the authority to determine which, if any, reverse stock split within the foregoing parameters to effectuate; and (ii) considering and voting upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on September 26, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     The Board of Directors of the Company recommends that you vote "FOR" approval of the amendment to the Certificate of Incorporation.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          KLAUS P. BESIER
                                          Chairman and Chief Executive Officer

                                 FIREPOND, INC.
                               890 WINTER STREET
                               WALTHAM, MA 02451
                                 (781) 487-8400

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON MONDAY, OCTOBER 29, 2001

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Firepond, Inc. (the "Company") will be held on Monday, October 29, 2001, at 8:00 a.m. eastern time, at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109 (the "Special Meeting") for the purpose of considering and voting upon:

     1. The amendment to the Company's certificate of incorporation to effect a reverse stock split of the outstanding shares of the Company's common stock of not less than 1-for-3 and not more than 1-for-10; and

     2. Such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on September 26, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          PAUL K. MCDERMOTT
                                          Secretary

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                 FIREPOND, INC.
                               890 WINTER STREET
                               WALTHAM, MA 02451
                                 (781) 487-8400

                                ---------------
                                PROXY STATEMENT
                                ---------------

                        SPECIAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON MONDAY, OCTOBER 29, 2001

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Firepond, Inc. ("Firepond" or the "Company") for use at the special meeting of Stockholders of Firepond to be held on Monday, October 29, 2001, at 8:00 a.m. eastern time, at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109, and any adjournments or postponements thereof (the "Special Meeting").

     At the Special Meeting, the stockholders of Firepond will be asked to consider and vote upon the following matters:

     1. The amendment to the Company's Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of Firepond common stock of not less than 1-for-3 and not more than 1-for-10 (the "Reverse Stock Split"); and

     2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Notice of Special Meeting, Proxy Statement and Proxy Card are first
being mailed to stockholders of the Company on or about [               ],
October [               ], 2001 in connection with the notice of, and
solicitation of proxies for, the Special Meeting. The Board of Directors has fixed the close of business on Wednesday, September 26, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of the Company's common stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there
were approximately [               ] shares of common stock outstanding and
entitled to vote at the Special Meeting and approximately [               ]
stockholders of record. Each holder of shares of common stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to the matters submitted at the Special Meeting.

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. A quorum being present, the affirmative vote of a majority of the outstanding shares of common stock is necessary for approval of the Reverse Stock Split.

     Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which no instructions have been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the Reverse Stock Split, votes may be cast for or against the Reverse Stock Split, or the voting stockholder may choose to abstain. For purposes of determining whether the Reverse Stock Split has passed, abstentions will be treated as votes cast against the Reverse Stock Split, but broker non-votes will have no impact on the outcome of the Reverse Stock Split.

     STOCKHOLDERS OF FIREPOND ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE SPECIAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT STATED THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" APPROVAL OF THE REVERSE STOCK SPLIT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE APPROVAL OF THE REVERSE STOCK SPLIT WILL BE PRESENTED AT THE SPECIAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     Any properly completed proxy may be revoked by the stockholder of record represented by such proxy at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Special Meeting, or by signing and duly delivering a proxy bearing a later date, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, by itself, revoke a proxy.

                                 PROPOSAL NO. 1

                         REVERSE STOCK SPLIT AMENDMENT

     This proposal, if ratified, will approve an Amendment to the Company's Third Amended and Restated Certificate of Incorporation for the purpose of effectuating a Reverse Stock Split of Firepond's outstanding common stock of not less than 1-for-3 and not more than 1-for-10, with the board of directors having the authority to determine which, if any, of these Reverse Stock Splits to effectuate within the foregoing parameters.

INTRODUCTION AND BOARD RECOMMENDATION

     Our board of directors has determined that it would be advisable to obtain the approval of the stockholders for a Reverse Stock Split that would reduce the number of shares of Firepond's outstanding common stock in order to increase the trading price of Firepond's common stock on the Nasdaq National Market. The board of directors proposes this action because the trading price of shares of Firepond common stock has declined below $1.00 and the failure to increase the trading price above $1.00 may result in delisting of Firepond's common stock from the Nasdaq National Market on November 20, 2001, which our board of directors believes could harm Firepond's stockholders by reducing the marketability and the liquidity of their shares. If a Reverse Stock Split were to be implemented, the number of shares of Firepond common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

     By obtaining stockholder approval of a Reverse Stock Split at the Special Meeting, our board of directors will be able to determine the most appropriate time to effectuate the Reverse Stock Split, by filing an amendment to the Company's Third Amended and Restated Certificate of Incorporation in the form attached as Exhibit A. Our board of directors will decide whether to file the amendment based on factors such as prevailing market conditions, prevailing trading prices of Firepond's common stock on the Nasdaq National Market, the steps Firepond will need to take to achieve compliance with the trading price requirements and other listing regulations of Nasdaq. Our board of directors also believes that, because it is not possible to predict market conditions at the time the Reverse Stock Split is to be effectuated, it would be in the best interests of the stockholders if the board of directors were to be able to determine, within specified limits approved in advance by the stockholders, the appropriate Reverse Stock Split ratio.

     Accordingly, the board of directors is asking that the stockholders approve a range of Reverse Stock Splits of not less than 1-for-3 and not more than 1-for-10; and further that the board of directors be authorized to determine which of the Reverse Stock Splits in the specified range, if any, to implement. In determining which Reverse Stock Split to implement, the board of directors will assess a variety of factors, including, but not limited to, analysis of general market conditions. However, primary emphasis will be placed on the trading price of our common stock on the days leading up to the date of the Reverse Stock Split. Based on the price of our common stock, the board will select the authorized stock split which it believes is most likely to increase our trading price sufficiently above $1.00 in order to comply with the Nasdaq National Market's continued listing requirements.

     A vote in favor of Proposal No. 1 will be a vote for approval of each of the reverse split ratios in the specified range and for the granting of authority to the board of directors to effectuate one of the Reverse Stock Splits in the range as it deems advisable at the time the Reverse Stock Split is to be effectuated. The proposal gives the board of directors the discretion to abandon the Reverse Stock Split if the trading price of shares of Firepond common stock increases above Nasdaq's minimum trading price requirements prior to its implementation, or if market or other conditions or circumstances make implementation of the Reverse Stock Split inadvisable. The vote required for approval of the Reverse Stock Split proposal is a majority of the outstanding shares of Firepond common stock.

REASONS FOR THE REVERSE STOCK SPLIT

     The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Firepond common stock into a smaller number of shares so that the shares will trade at a significantly higher price per share than their recent trading prices. During the period from July 11, 2001 to August 21, 2001, the closing price of shares of Firepond common stock on the Nasdaq ranged from a high of $0.95 to a low of $0.55 per share. On August 22, 2001 we were notified that our common stock may be delisted from trading on the Nasdaq National Market. On September 21, 2001, the reported closing bid price was $0.59 per share. The board of directors believes that such a low quoted market price per share is discouraging potential new investors and decreasing the liquidity of Firepond common stock. Most importantly, pursuant to Nasdaq listing requirements, the minimum bid price of shares of Firepond's common stock must be at least $1.00 per share in order to retain inclusion on the Nasdaq National Market.

     We believe, although we cannot assure you, that the Reverse Stock Split will enable shares of Firepond common stock to trade above the $1.00 minimum bid price which is one of the requirements to continued listing on the Nasdaq National Market. We believe that continued listing of Firepond's common stock on the Nasdaq National Market is in the best interests of Firepond and its stockholders. Inclusion on the Nasdaq National Market increases liquidity and may minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a continued Nasdaq National Market listing may enhance Firepond's access to capital and increase its flexibility in responding to anticipated capital requirements. We also believe that prospective investors will view an investment in Firepond more favorably if our shares continue to be listed on the Nasdaq National Market.

     For the above reasons, we believe that having the ability to effectuate the Reverse Stock Split in an effort to retain compliance with the Nasdaq National Market listing requirements is in the best interests of Firepond and its stockholders. We anticipate that, following the consummation of the Reverse Stock Split, Firepond's common stock will trade at a price per share that is proportionately higher than current market prices. However, there can be no assurances that the Reverse Stock Split, if implemented, will have the desired effect of proportionately raising Firepond's common stock price.

     If the Reverse Stock Split proposal is approved by the stockholders at the Special Meeting, we expect to implement it only if we believe we can comply with the continued listing requirements of the Nasdaq National Market. Accordingly, notwithstanding approval of the Reverse Stock Split proposal by the stockholders, the board of directors may elect to delay or even abandon entirely the Reverse Stock Split.

IMPLEMENTATION AND EFFECTS OF THE REVERSE STOCK SPLIT

     If the stockholders approve the Reverse Stock Split proposal and the board of directors determines it is necessary to effectuate a Reverse Stock Split, the board of directors would:

          1. Determine which, if any, of the Reverse Stock Splits of not less than 1-for-3 and not more than 1-for-10 is advisable, based on market and other relevant conditions and circumstances and the trading prices of Firepond common stock at that time; and

          2. Direct management to file an amendment of the Company's Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State that would specify that, on the filing of the amendment, every three to ten shares (depending on the Reverse Stock Split selected by the board of directors) of Firepond common stock outstanding would automatically be combined and converted into one share. For example, if the board of directors selected a 1-for-5 Reverse Stock Split, the amendment would specify that every five shares of Firepond common stock outstanding be combined and converted into a single share.

     We estimate that, following the Reverse Stock Split, Firepond would have approximately the same number of stockholders and, except for the effect of cash payments for fractional shares as described below, the completion of the Reverse Stock Split would not affect any stockholder's proportionate equity interest in Firepond. Therefore, by way of example, a stockholder who owns a number of shares that, prior to the Reverse

Stock Split, represented one-half of a percent of the outstanding shares of Firepond, would continue to own one-half of a percent of its outstanding shares after the Reverse Stock Split.

     The Reverse Stock Split also will not affect the number of shares of common stock that the board of directors is authorized to issue by the Third Amended and Restated Certificate of Incorporation of Firepond, which will remain unchanged at 100,000,000 shares. However, it will have the effect of increasing the number of shares available for future issuance, because of the reduction in the number of shares that will be outstanding after giving effect to the Reverse Stock Split.

     Based on the 38,806,902 shares of common stock outstanding as of September 14, 2001, the following table reflects that approximate percentage reduction in the outstanding shares of common stock and the approximate number of shares of common stock that would be outstanding as a result of the Reverse Stock Split:

     PROPOSED REVERSE STOCK SPLIT   PERCENTAGE REDUCTION   SHARES TO BE OUTSTANDING
     ----------------------------   --------------------   ------------------------
             1 for 3                         64%                  12,935,634
             1 for 4                         75%                   9,701,726
             1 for 5                         80%                   7,761,380
             1 for 6                         83%                   6,467,817
             1 for 7                         86%                   5,543,843
             1 for 8                         87%                   4,850,863
             1 for 9                         89%                   4,311,878
             1 for 10                        90%                   3,880,690

CASH TO BE PAID FOR FRACTIONAL SHARES

     If any Reverse Stock Split ratio is selected, implementation of a Reverse Stock Split will result in some stockholders owning a fractional share of common stock. For example, if a 1-for-8 Reverse Stock Split were to be implemented, the shares owned by a stockholder with 100 shares would be converted into 12.5 shares. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of Firepond common stock as a consequence of the Reverse Stock Split will, instead, receive from Firepond a cash payment in U.S. dollars equal to the value of that fractional share, determined on the basis of the average closing price of Firepond common stock on the Nasdaq National Market for the five trading days immediately preceding the effective date of the Reverse Stock Split (as adjusted for that Reverse Stock Split).

     If any stockholder owns, in total, fewer than the number of Firepond shares to be converted into one share as a result of the Reverse Stock Split, that stockholder's shares would be converted into a fractional share of stock and, therefore, that stockholder would receive only cash in place of the fractional share as a result of the implementation of the Reverse Stock Split. For example, if a 1-for-6 Reverse Stock Split is implemented then stockholders with fewer than six shares would receive only cash. See "Exchange of Stock Certificates and Payment for Fractional Shares" below. The interest of such stockholders in Firepond would, therefore, be terminated, and such stockholders would have no right to share in the assets or future growth of Firepond. Based on the foregoing example, each stockholder that owns six shares or more of Firepond common stock prior to the Reverse Stock Split will continue to own one or more shares after the Reverse Stock Split and would continue to share in the assets and future growth of Firepond as a stockholder, and any stockholder that owns less than six shares would receive only cash in place of the factional share resulting from the Reverse Stock Split. Because the maximum reverse split under this proposal would be a 1-for-10 Reverse Stock Split, a stockholder could assure his or her continued ownership of shares of stock of Firepond after the reverse split by purchasing a number of shares sufficient to increase the total number of shares that he or she owns to 10 or more.

     The Reverse Stock Split will result in some stockholders owning "odd lots" of less than 100 shares of Firepond common stock as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lot shares may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

EFFECT OF REVERSE STOCK SPLIT ON OPTIONS

     The number of shares subject to outstanding options to purchase shares of Firepond common stock also will automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assume that a 1-for-5 Reverse Stock Split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $0.66 per share. On the effectiveness of the 1-for-5 Reverse Stock Split, the number of shares subject to that option would be reduced to 200 shares and the exercise price would be proportionately increased to $3.30 per share.

EFFECT OF REVERSE STOCK SPLIT ON WARRANTS

     The agreements governing all of the outstanding warrants to purchase shares of Firepond common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assume that a 1-for-5 Reverse Stock Split is implemented and a warrantholder holds a warrant to purchase 10,000 shares of Firepond common stock at an exercise price of $2.00 per share. On the effectiveness of the Reverse Stock Split, the number of shares subject to that warrant would be reduced to 2,000 shares and the exercise price would be proportionately increased to $10.00 per share.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     Effective Date. The combination of, and reduction in, the number of Firepond's outstanding shares as a result of the Reverse Stock Split will occur automatically on the date that the Reverse Stock Split amendment is filed with the Delaware Secretary of State (the "Effective Date"), without any action on the part of our stockholders and without regard to the date that stock certificates representing the shares prior to the Reverse Stock Split are physically surrendered for new stock certificates.

     Exchange of Stock Certificates. As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Firepond common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Firepond's common stock such stockholder is entitled to receive as a result of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of Firepond common stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Firepond common stock that he or she holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

     Effect of Failure to Exchange Stock Certificates. After the Effective Date, each certificate representing shares of Firepond's common stock outstanding prior to the Effective Date (an "Old Certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Firepond's common stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of Firepond's common stock evidenced by such certificate have been converted by the Reverse Stock Split. However, the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

     Determination of Amount of Cash Payable for Fractional Shares. If the number of shares of Firepond's common stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, Firepond will pay to that stockholder, in lieu of issuing fractional shares of stock, cash in an amount equal to the same fraction multiplied by the average closing price of Firepond's shares on the Nasdaq National Market for the five days immediately preceding the Effective Date (as adjusted for the Reverse Stock Split). For example, if the board of directors determined to implement a 1-for-8 Reverse Stock Split, the shares of a stockholder that owned 100 shares prior to the Reverse Stock Split would be converted into 12.5 shares as a result of the Reverse Stock Split. If the average of the pre-split closing bid prices of shares of Firepond's common stock for that five day period was $1.00 per share, that stockholder would receive, in exchange for his stock certificates evidencing his 100 shares, a stock certificate for 12 whole shares and a check in the amount of $4.00 for his .5 fractional share.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes certain federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date of this Proxy Statement. Any of these authorities could be repealed, overruled, or modified at any time and could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All stockholders should consult with their own tax advisors.

     This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

     STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

     Tax Consequences to Firepond, Inc. Firepond should not recognize any gain or loss as a result of the Reverse Stock Split.

     Tax Consequence to Stockholders Generally. No gain or loss should be recognized by a stockholder who receives only Firepond common stock as a result of the Reverse Stock Split. A stockholder who receives cash in lieu of a fractional share of Firepond common stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on an amount equal to the difference between the cash received and the stockholder's basis in such fractional share of Firepond common stock. For this purpose, a stockholder's basis in such fractional share of Firepond common stock will be determined as if the stockholder actually received such fractional share.

     A Stockholder's Tax Basis in Shares Received upon the Reverse Stock
Split. Except as provided above with respect to fractional shares, the aggregate tax basis of the shares of Firepond common stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the shares of Firepond common stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Firepond common stock held following the Reverse Stock Split on a pro rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Firepond common stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares that they will receive in exchange therefor.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the outstanding shares of Firepond common stock is required to approve the Reverse Stock Split proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE REVERSE STOCK SPLIT PROPOSAL IS ADVISABLE AND IN THE BEST INTERESTS OF THE STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL AND THE AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of soliciting proxies for the Special Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Special Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                LIST OF EXHIBITS

     Exhibit A      Certificate of Amendment to Third Amended and Restated
                    Certificate of Incorporation

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                       OF THE THIRD AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                                 FIREPOND, INC.

                             A DELAWARE CORPORATION

     Firepond, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     FIRST: The name of the Corporation is Firepond, Inc. The date of the filing of its original Certificate of Incorporation (the "Original Certificate") with the Secretary of State of the State of Delaware was November 4, 1999, under the name FirePond Merger Subsidiary, Inc. The Original Certificate was amended and restated on December 20, 1999, amended on January 4, 2000, amended and restated on February 4, 2000 and amended and restated on February 9, 2000.

     SECOND: Pursuant to Section 242(b) of the Delaware General Corporation Law the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has approved, the amendments to the Third Amended and Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment.

     THIRD: That Article FOURTH of the Third Amended and Restated Certificate of Incorporation of the Corporation is amended to insert the following paragraph as the fifth paragraph of Article FOURTH:

     "Effective at [               ] a.m. Eastern Standard Time on the date of
filing of this Certificate of Amendment with the Delaware Secretary of State,
every [               ] outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split; all shares of Common Stock so split that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation shall be rounded down to the nearest whole share. In lieu of any interest in a fractional share of Common Stock to which a stockholder would otherwise be entitled as a result of the foregoing split, the Corporation shall pay a cash amount to such stockholder equal to the fair value as determined by the board of directors of such fractional share as of the effective date of the foregoing split."

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation on this
[               ] day of November, 2001.

                                          FIREPOND, INC.

                                          By:
                                            ------------------------------------
                                            Klaus P. Besier
                                            President and Chief Executive
                                              Officer

                                  DETACH HERE

                                     PROXY

                                 FIREPOND, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE SPECIAL MEETING OF STOCKHOLDERS, MONDAY, OCTOBER 29, 2001

                 (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

     The undersigned hereby appoints each of Klaus P. Besier and Paul K. McDermott as proxies, with full power of substitution, to vote all shares of Firepond, Inc. Common Stock which the undersigned is entitled to vote on all matters which may properly come before the Special Meeting of Stockholders of Firepond, Inc., or any adjournment thereof.

-----------                                                          -----------
SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

                                  DETACH HERE

[X] PLEASE MARK
    YOUR VOTES AS
    IN THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

1. To approve an amendment to Firepond's Third Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of Common Stock of Firepond at a ratio to be determined by the Board of Directors but not to be less than one-for-three and not to exceed one-for-ten, the amendment to be effected, if at all, by the filing, at the discretion of the Board of Directors, of a Certificate of Amendment, with the Secretary of State of Delaware.

                          FOR        AGAINST      ABSTAIN
                          [ ]          [ ]          [ ]

                                 MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased shareholder should give their full title. Please date the Proxy.


Signature: _____________ Date: ________ Signature: _______________ Date: _______